 EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Provides Update on Metallurgical Testing Program at Mt. Todd and Announces the Extension of its Agreement with Northern Territory

Denver, Colorado, June 28, 2017  -  Vista Gold Corp. (the “Company,” “Vista Gold,” “we” or “our”) (NYSE MKT: VGZ) (TSX: VGZ) today provided an update on the status of its metallurgical testing program on four bulk samples from the Mt Todd gold project.  The Company also announced that its agreement with the Northern Territory of Australia (“NT”) has been extended through December 31, 2023.

Metallurgical Testing Program

In November 2016, Vista Gold announced the preliminary results of detailed optimization studies for its Mt Todd gold project located in the Northern Territory, Australia.  The results indicated potential to further enhance the project’s economics through the incorporation of selective screening and sorting in the processing flow sheet to enable finer grinding, enhanced gold recovery, and lower processing costs. (See our press release dated November 28, 2016).

Vista Gold’s President & CEO, Frederick H. Earnest, commented, “We have recently commenced metallurgical tests on four, 5-tonne bulk samples from Mt Todd.  These tests are designed to confirm that the project can reduce the volume of material to be milled and improve efficiency in the grinding circuit through a combination of producing smaller material in the HPGR crushing circuit and the change to a two-stage grinding circuit.  We believe these design changes can be implemented without materially changing the project’s capital requirements.  Past studies have shown a strong correlation between finer grinding and higher gold recovery, and we believe that we have been conservative in our previous gold recovery estimates at a finer grind.  We look forward to the results from this test work and their incorporation into an updated preliminary feasibility study, which will be the first comprehensive update of the project since 2013.”

In February of this year, the Company completed the drilling and logging of approximately 1,700 meters of PQ (3.75" diameter) core to obtain four, 5-tonne bulk samples of ore representing different parts of the deposit.  The samples were shipped to Germany to be crushed and screened (at 5/8")  at Thyssen Krupp Industries’ HPGR test facility.    This work started last week and two of the four bulk samples have been completed.  Based on this work,  the Company expects that approximately 18% of each HPGR-crushed sample will be retained as plus 5/8" material (“coarse fraction”).

TOMRA Sorting Solutions, near Hamberg, will next undertake two-step automated sorting tests designed to separate the gold-bearing sulfide minerals and quartz veining from non-gold bearing waste material in the coarse fractions.  The first step (XRT) sorts the material by density to target the gold-bearing sulfide material.  The second step (Laser) separates the gold bearing quartz veining material.  Eliminating non-gold bearing waste material, after the HPGR and prior to the grinding circuit, would enable Vista Gold to reduce the overall material going to the grinding and leaching circuits, improve the grinding circuit head-grade and capture potential reductions in operating costs associated with the lower overall feed to the mill.  The automated sorting tests are scheduled to take place July 5th-7th.

Following the TOMRA test work, the fine fraction (minus 5/8" material) together with the three components of the coarse fraction (XRT, Laser and waste) will be shipped to the laboratories of Resource Development Inc. (RDi) in Wheatridge, Colorado where grind-size and leach recovery optimization and tailings characterization studies will be completed.  The results of these tests are expected to provide the design criteria to grind the ore finer for enhanced leaching and gold recovery.

The Company expects to be able to announce the final results of the test work at the end of August 2017.

Following the completion of the crushing, screening and sorting components of the metallurgical testing program the Company expects to commence the studies needed to update its previously published Mt Todd Preliminary Feasibility Study (completed May 2013 and amended July 2014).  The PFS update is expected to include design changes incorporating an automated sorting circuit, two-stage grinding, and current gold price and foreign exchange rates.

Extension of Agreement with the Northern Territory

Recently, the Company signed an extension of its agreement with the Northern Territory of Australia.  The agreement extends through December 31, 2023 and includes the option for an additional 3-year extension.  Under the ongoing terms of the agreement, the Company holds the exclusive right to develop the Mt Todd gold project and commits to the appropriate care and management of the site,  and prior to providing notice of its intention to mine, the Company retains no environmental liability for the condition of the site prior to its involvement in 2006.  Vista Gold, at its sole option, may elect to proceed with the development of the project by giving notice to the NT Government, which in turn will result in the transfer of NT-owned assets at Mt Todd and all pre-existing environmental liability for the Mt Todd project from the NT to the Company.

Northern Territory Minister for Primary Industry and Resource,  Hon. Ken Vowles, stated the following when announcing the extension of the agreement, “The Government and Vista Gold both want to see Mt Todd operating again, in the interests of regional development, creating local jobs and managing environmental issues.  The extended agreement maintains Vista Gold’s role as manager of the site, and acknowledges its commitment to future development.”

Mr. Earnest added, “We would like to thank the NT Government for their continued support of Vista Gold and our efforts on the Mt Todd gold project.  We have worked very hard at Mt Todd to maintain our strong commitment to responsible environmental management and to build strong stakeholder support for the development of the project.”

About Vista Gold Corp.

The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia.  Mt Todd is one of the largest known undeveloped gold projects in Australia. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that the optimization studies could further enhance the economics of the Mt Todd gold project without materially changing the capital requirements, and the plans, results and timing for the completion of the testwork; the timing for and completion of an updated preliminary feasibility study on Mt Todd and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, results of our test work for process area improvements, mineral resource and reserve estimates and results of preliminary economic assessments, prefeasibility studies and feasibility studies on our projects, if any, our experience with regulators, and positive changes to current economic conditions and the price of gold.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,”  “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on February 22, 2017 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.